UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2026

Nuvectis Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-41264 (Commission File Number)	86-2405608 (IRS Employer Identification No.)

1 Bridge Plaza Suite 275

Fort Lee, NJ 07024

(Address of Principal Executive Offices)

(201) 614-3150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	NVCT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

As previously disclosed, on May 9, 2025, Nuvectis Pharma, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Leerink Partners LLC (the “Agent”) pursuant to which the Company may sell, from time to time, at its option, shares (the “Shares”) of the Company’s common stock (the “Common Stock”), under a prospectus (the “Sales Agreement Prospectus”) through the Agent.

On June 29, 2026, the Company determined to lower the amount available for sales under the Sales Agreement Prospectus with the Agent, to $5 million, pursuant to which the Company may offer and sell shares of its common stock from time to time. At this time, the Company is suspending the Sales Agreement Prospectus and will not make any sales of Shares pursuant to the Sales Agreement unless and until a new prospectus, prospectus supplement or registration statement is filed. The Sales Agreement otherwise remains in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvectis Pharma, Inc.
(Registrant)

Date: June 29, 2026
	By:	/s/ Ron Bentsur
Ron Bentsur
Chairman, Chief Executive Officer and President